Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of W. P. Carey Inc. of our report dated February 12, 2025 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in W. P. Carey Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
May 1, 2025
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